Exhibit 99.1

For Immediate Release

Cushman & Wakefield Announces Pricing of $400 Million Senior Secured Notes Offering

Chicago, August 10, 2023 – Cushman & Wakefield plc (NYSE: CWK) (“Cushman & Wakefield”) today announced that its indirect wholly owned subsidiary, Cushman & Wakefield U.S. Borrower, LLC (the “Issuer”), has priced its previously announced offering and will issue $400 million of 8.875% senior secured notes due 2031 (the “Notes”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate principal amount of the Notes to be issued in the offering decreased to $400 million from the $500 million announced on August 8, 2023. In addition, concurrently with the issuance of the Notes, the Issuer expects to enter into the previously announced new term loan facility with an expected maturity of January 31, 2030 (the “New 2030 Term Loan Facility”) in an aggregate principal amount of $1,000 million, which reflects an increase of $300 million from the originally contemplated amount of $700 million.

The Issuer intends to use the net proceeds from the offering, together with the net proceeds from the New 2030 Term Loan Facility, to refinance $1,400 million of existing indebtedness outstanding under the Issuer’s $1,593 million Senior Secured Term Loan maturing August 21, 2025. In advance of the August 21, 2025 maturity, the Issuer expects to repay the remaining $193 million of Senior Secured Term Loan using on-hand cash and cash equivalents.

The issuance of Notes is not conditioned upon the Issuer obtaining the New 2030 Term Loan Facility. The offering is expected to close on August 24, 2023, subject to customary closing conditions.

The Notes will be guaranteed by DTZ UK Guarantor Limited (“Holdings”), a private limited company organized under the laws of England and Wales and a direct wholly owned subsidiary of Cushman & Wakefield, and each of Holdings’ existing and future wholly owned domestic restricted subsidiaries (other than the Issuer) and U.K. restricted subsidiaries, in each case, that guarantee the Issuer’s obligations under its existing senior secured credit facility and existing 6.750% senior secured notes due 2028.

The Notes were offered and sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cushman & Wakefield

Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 52,000 employees in over 400 offices and approximately 60 countries. In 2022, the firm had total revenue of $10.1 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the factors discussed in Cushman & Wakefield’s annual report on Form 10-K for the year ended December 31, 2022, including those discussed under “Item 1A—Risk Factors” therein.

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, Cushman & Wakefield undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

INVESTOR RELATIONS

Megan McGrath

Investor Relations

+1 312 338 7860

IR@cushwake.com

MEDIA CONTACT

Aixa Velez

Corporate Communications

+1 312 424 8195

aixa.velez@cushwake.com